Exhibit 4.1

Definitive certificate Class [ ], Series “A” Number: [ ]	EVIDENCES [ ] SERIES “A”, CLASS [ ] SHARES, REPRSENTATING THE [ ] PORTION OF THE CAPITAL STOCK, WITHOUT RIGHTS OF WITHDRAWAL, FULLY SUBSCRIBED AND PAID, WITHOUT PAR VALUE, OF A TOTAL OF [ ] SHARES OF SUCH SERIES.
MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.
Domicile: C. Guillermo González Camarena, No. 2000, Col. Centro de Ciudad Santa Fe, México, D.F., C.P. 01210.
Duration: Indefinite
This certificate evidences [      ] common, nominative, Class [   ] Series “A” shares, without par value, fully subscribed and paid, representing the [    ] portion of the capital stock of Maxcom Telecomunicaciones, S.A.B. de C.V. (the “Company”). The subscribed and paid capital stock of the Company is represented by (i) [    ] Series “A”, Class I, common, nominative shares without par value, without right to withdraw and fully subscribed and paid, representing the minimum fixed portion of the Company’s capital stock, and (ii) [      ] Series “A”, Class II, common, nominative shares without par value, without right to withdraw and fully subscribed and paid, representing the variable portion of the Company’s capital stock.
This certificate is issued for deposit at S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores, in accordance with and for the purposes of Article 282 of the Securities Market Law.
The Company was incorporated by means of public instrument number 86,115, dated February 28, 1996, before Mr. Ignacio Soto Borja, Notary Public number 129 of the Federal District, registered in the Public Registry of Commerce of Mexico City, Federal District, under Commercial File number two hundred and ten thousand five hundred eighty five, under the corporate name “Amaritel, S.A. de C.V.” By resolution of the general extraordinary shareholders meeting dated                     , 1999, the minutes of which were formalized under public instrument number [      ], dated [      ] before Mr. [      ], Notary Public number [      ] of the Federal District, registered in the Public Registry of Commerce of Mexico City, Federal District, under Commercial File number two hundred ten thousand five hundred eighty five, the Company changed its corporate name to “Maxcom Telecomunicaciones, S.A. de C.V.” By resolution of the general extraordinary shareholders meeting dated                     , 1999, the minutes of which were formalized under public instrument number [      ], dated [      ] before Mr. [      ], Notary Public number [      ] of the Federal District, registered in the Public Registry of Commerce of Mexico City, Federal District, under Commercial File number two hundred ten thousand five hundred eighty five, the Company changed its corporate name to Maxcom Telecomunicaciones, S.A. de C.V. one and made a total amendment of its by-laws. By resolution of the general ordinary and extraordinary shareholders meeting of the Company dated September 13, 2007, the minutes of which were formalized under public instrument number [      ], dated [      ] before Mr. [      ], Notary Public number [      ] of the Federal District, the Company, among other things, made a total amendment of its By-laws and as a consequence of such resolutions and their performance became a sociedad anónima bursátil, adopting its current corporate name.
The capital stock of the Company is variable. The fixed portion without right for withdrawal is equal to [$54,753,302.00 (fifty four million seven hundred fifty three thousand and three hundred and two pesos 00/100, Mexican currency),] represented by 1,528,827 (one million five hundred and twenty eight thousand eight hundred and twenty seven) common, nominative shares without par value, fully subscribed and paid and corresponding to the “A” Series and identified as Class I. The variable portion of the capital stock is unlimited and is represented by ordinary, nominative shares without par value, fully subscribed and paid and all corresponding to the “A” Series and identified as Class II. Subject to the provisions of the Foreign Investment Law, the Federal Telecommunications Law and the by-laws of the Company, all Series “A” shares have full voting rights and confer equal rights and obligations to its holders.
“Five.- Nationality and Foreign Shareholders. (a) Nationality.- The Company is a Mexican legal entity.(b) Foreign Shareholders.- (i) The current and future foreign Shareholders irrevocably agree with the Ministry of Foreign Affairs to be treated as Mexican nationals (i.e., such foreign Shareholders shall have no additional rights as Shareholders based solely on their citizenship or country of domicile) with respect to (i) their Shares and (ii) the Company’s properties, rights, governmental concessions (including any rights and obligations derived from the agreements entered into by the Company with the Mexican authorities), securities and interests. No current and future foreign Shareholders shall request intervention by any sovereign government into the business or affairs of the Company, under penalty of forfeiture of such Shareholder’s Shares to the benefit of the Mexican nation if such Shareholder violates this undertaking. The undertaking set forth in this section 5(b)(i) shall be enforceable by the Ministry of Foreign Affairs.(ii) Shareholders may be Mexican nationals or of any foreign nationality; provided, however, that the capital stock of the Company held by non-Mexican Shareholders shall not exceed the maximum foreign investment percentage permitted under the Foreign Investment Law, as the same may be amended, modified or repealed from time to time. Foreign national governments shall not own shares or CPOs. No entry shall be made in the Stock Ledger of the Company by the Secretary of the Board of Directors of the Company in respect of transfers of shares made in violation of the above.”
In accordance with the terms of the concession title to install, operate and exploit public telecommunication networks granted by the Federal Government through of the Ministry of Communications and Transportation (“SCT”) to the Company, in the event that a person intends to transfer, subscribe, or generally acquire Series “A” shares that represent 10% (ten percent) or more (or such any other higher or lower percentage that, as the case may be, may be required in accordance with the then applicable corresponding Mexican legislation in force at such time) of the outstanding capital stock of the Company, then: (i) such person shall give written notice of such matter to the Company, (and the Company shall inform the Board of Directors and the SCT), and such notice shall include relevant information in regard to the identity of the person who pretends to acquire the Series “A” shares (the “Buyer”); (ii) as a condition for such transfer, subscription or acquisition of such Series “A” shares, the Buyer shall inform the SCT everything that such entity requests to evaluate such Buyer in terms of applicable legislation. If the Buyer is a company, it shall identify the persons that directly or indirectly hold 10% (ten percent) or more (or such higher or lower percentage that, as the case may be, may be required in accordance with applicable Mexican legislation in force at such time) of the capital stock of such company; (iii) if the transfer, subscription or acquisition of Series “A” shares has not been denied by the SCT during the 90 (ninety) natural days following the presentation of notice, such transfer, subscription or acquisition shall be considered as approved by the SCT; (iv) only those transfers, subscriptions, or acquisitions approved or not denied by the SCT, shall be registered in the share registry book of the Company, without prejudice of any other authorizations that may be required by other authorities in accordance with applicable legislation; and (v) no authorization from SCT shall be necessary for those transfers, subscriptions or acquisitions of non-redeemable ordinary participation certificates (“CPOs”) that are issued by a credit institution that is acting as trustee (the “Trustee”) of a neutral investment trust (the “Neutral Investment Trust”), in accordance with Article 19 (nineteen) of the Foreign Investment Law and other applicable regulations, or other instruments considered as neutral investment in accordance with the legal requirements applicable at that time to the Company.
México, Federal District [      ], 2007.

DIRECTOR	DIRECTOR
Endorsements:

PRINCIPAL RIGHTS AND OBLIGATIONS OF THE SHAREHOLDERS IN ACCORDANCE WITH THE BY-LAWS
Six.- Composition of the Capital Stock, Shares and Voting Rules. (a) The capital stock of the Company is divided into 2 (two) categories: fixed and variable. The fixed portion cannot be withdrawn and amounts to [fifty four million seven hundred and fifty three thousand three hundred and two 00/100 pesos ($54,753,302.00)], represented by one million five hundred and twenty eight thousand eight hundred and twenty seven (1,528,827) common and registered Series A-Class I shares with no par value, fully subscribed and paid up. (b) The variable portion of the capital stock is unlimited and represented by common and registered Series A-Class II shares with no par value. (c) Subject to the provisions of Clause Nine of these Bylaws and the paragraphs below, all the Series A shares shall be common voting shares, vesting equal rights and obligations in the holders thereof. (d) Notwithstanding any other contrary provision contained in these Bylaws and subject to the applicable limitations on shareholding rights of foreigners set forth in the Foreign Investment Law (as amended, modified or repealed) and Article 12 (twelve) of the Federal Telecommunications Law, the Series A shares may be freely subscribed; provided, however, that, as provided for in the authorization issued by the federal government through the Ministry of Economic Affairs, up to ninety five percent (95%) of the Series A shares may be subscribed by, acquired by, transferred to, and owned by, a bank acting as trustee (the “Trustee”) under a neutral investment trust (the “Neutral Investment Trust”), in accordance with Article 19 (nineteen) of the Foreign Investment Law and other applicable provisions, in which case, Trustee shall issue non-redeemable ordinary certificates of participation (the “CPOs”) under such Neutral Investment Trust, which may be freely subscribed, acquired and owned by Mexican or foreign investors; provided that such CPOs may vest in the holders thereof certain voting rights regarding the underlying Series A shares of the Neutral Investment Trust. (e) Series A shares not represented by CPOs shall always represent not less than five percent (5%) of the issued and outstanding shares of the capital stock of the Company and shall be subscribed and paid-up by Mexican investors. No entry shall be made in the corporate books of the Company by the Secretary of the Board of Directors of the Company in respect of transfers of shares made in violation of this item (e), provided that any such transfer shall be null and void. (f) Mexican investors shall at all times control no less than fifty one percent (51%) of the voting shares representing the capital stock of the Company, either by holding Series A shares directly or through CPOs. Consequently, Mexican investors shall always have the actual control of the Company. The Company Secretary shall have the authority to demand evidence of Mexican national status when determining whether any holder of shares is eligible to vote. (g) Unless otherwise provided for, and upon satisfaction of the requirements set forth, in Articles 57 (fifty seven), 366 (three hundred sixty six) and 367 (three hundred sixty seven) of the Securities Market Law (in which case the limit referred to in Clause Five, item (b) (ii), of these Bylaws shall apply), the shares representing the capital of the Company, or negotiable instruments representing such shares (acquisitions made through mutual funds excepted), may not be directly or indirectly acquired by any legal entities in respect of which the Company has the power to (i) directly or indirectly impose decisions at the General Shareholders Meetings thereof, or designate and remove most of the Directors, administrators or equivalent officers thereof, (ii) hold rights enabling it to directly or indirectly cast votes in respect of more than fifty percent (50%) of the capital stock thereof, or (iii) directly or indirectly direct the management, strategy or main policies thereof, either by holding securities, by means of an agreement or contract or through any other means. (h) As permitted by the Foreign Investment Law, any Series A shares represented by CPOs, whether or not held by foreign nationals, shall not be deemed shares held by foreign investors within the meaning of the Foreign Investment Law. (i) As established in the concession granted by the Federal Government, acting through the Ministry of Communications and Transportation (the “Ministry of Communications”) in favor of the Company to install, operate and exploit public telecommunications networks, if one person intends to transfer, subscribe or in general acquire Series A shares that represent ten percent (10%) or more of the outstanding capital stock of the Company (or any other higher or lower percentage established by the then valid and effective applicable Mexican laws, if any), then: (i) Such Person shall give a written notice informing its intention to the Company (and the Company in turn shall inform the same to the Board of Directors and the Ministry of Communications), provided that said written notice shall include the necessary information to identify the person than intends to acquire the Series A shares (the “Acquirer”). (ii) The transfer, subscription or in general acquisition of Series A shares shall be conditioned to the provision to the Ministry of Communications by the Acquirer of any information that said Ministry of Communications may require in order to evaluate the Acquirer in accordance with applicable laws. If the Acquirer is a legal entity, it shall identify the persons that directly or indirectly hold ten percent (10%) or more of the capital stock of such legal entity (or any other higher or lower percentage established by the then valid and effective applicable Mexican laws, if any). (iii) It the transfer, subscription or acquisition of Series A shares is not declined by the Ministry of Communications within a period of ninety (90) calendar days from the giving of such notice, the transfer, subscription or acquisition shall be deemed approved by the Ministry of Communications. (iv) None of such transfers, subscriptions or acquisitions shall be registered in the Stock Ledger of the Company, unless if approved or not declined by the Ministry of Communications, without prejudice to any other authorizations required from other authorities in accordance with applicable laws. (v) No authorization shall be required from the Ministry of Communications in respect of any transfers, subscriptions or acquisitions of CPOs or other instruments issued by the Company, if any, that are deemed neutral investments in accordance with applicable laws. (vi) To the extent required by law, the main provisions of this item (i) (or a summary thereof) shall be reflected in the provisional or final stock certificates issued by the Company. (j) If at any time either the Foreign Investment Law or the Federal Telecommunications Law is amended to allow one (1) or more foreign legal entities or individuals to hold and/or control the Company, then the limitations on the shareholding of the capital stock by foreigners referred to in these Bylaws shall automatically become ineffective as of the date on which such amendment (the “Regulatory Amendments”) comes into effect. In such event, the Company shall take any and all actions necessary or desirable to terminate the Neutral Investment Trust and permit an allocation of the underlying Series A shares of the CPOs among the holders thereof. Such actions shall include but not be limited to: (i) those actions necessary to allow foreigners to hold shares or certificates representing the capital stock of the Company in an unlimited manner and give effect to the Regulatory Amendments; (ii) the preparation and distribution of the corresponding materials and forms of powers of attorney and information, if necessary, to enable the shareholders of the Company and holders of CPOs to approve, upon the terms of these Bylaws and the Neutral Investment Trust, the termination of such Neutral Investment Trust and any necessary or advisable amendment to these Bylaws. (iii) the termination of the Neutral Investment Trust and the allocation of the underlying Series A shares of the CPOs to be delivered directly to the holders thereof (including the giving, filing or obtaining, as applicable, of any notice, application, permit, approval, or authorization related to such termination and allocation); (iv) the exchange of CPO certificates for stock certificates representing the Series A shares of the Company; (v) the registration of the Series A shares with the National Securities Registry kept by the National Banking and Securities Commission (the “Commission”) and the US Securities and Exchange Commission, if necessary, upon termination of the Neutral Investment Trust and completion of the allocation of the underlying Series A shares of the CPOs among the holders thereof; and (vi) the listing of the Series A shares for trading purposes at the Mexican Stock Exchange or any other required domestic or international stock exchange on or at which the CPOs are then traded.
Seven.- Capital Stock Variations; Treasury Shares and Trading.(a) Except as provided in item (b) of Clause Eight, the capital stock may be increased or reduced by means of a resolution adopted by the General Shareholders Meeting, provided that such resolution shall be adopted at either an extraordinary meeting for any increase or reduction of the fixed portion, or at any ordinary or extraordinary meeting for any increase or reduction of the variable portion, of the capital stock (except for increases referred to in item (i) below, which must be approved by means of a resolution of the General Extraordinary Shareholders Meeting). (b) Increases or reductions of the fixed portion of the capital stock of the Company shall be approved by means of a resolution adopted by a General Extraordinary Shareholders Meeting, which shall further approve the corresponding amendment to the Bylaws of the Company. (c) Increases or reductions of the variable portion of the capital stock shall be approved by means of a resolution adopted by a simple majority of the shareholders at any General Ordinary Shareholders Meeting or a General Extraordinary Shareholders Meeting, except for increases referred to in item (i) below, provided that the corresponding minutes evidencing such resolutions shall be notarized before a notary public (which, for clarity, need not be registered with the Public Registry of Commerce). (d) So long as the shares have no par value, reductions of the minimum fixed portion or the variable portion of the capital stock approved in order to set-off losses shall be made without being necessary to cancel shares. (e) If a reduction of the capital stock is made by means of a reimbursement to shareholders, such reduction shall apply to all the shareholders pro-rata based on the portion that their shareholdings represent in respect of all the outstanding shares. (f) In accordance with Article 50 (fifty) of the Securities Market Law, the shareholders that hold shares representing the variable portion of the capital stock of the Company shall not have the withdrawal right established in Article 220 (two hundred twenty) of the General Law of Business Corporations. (g) No increase of the capital stock may be approved, unless all shares previously issued shall have been paid-up in full. In adopting the respective resolutions, the General Shareholders Meeting that approves the increase, or any General Shareholders Meeting held thereafter, may establish the terms and conditions applicable to such increase. (h) The Company may issue unsubscribed shares, which shall be kept in the treasury of the Company and delivered upon subscription and payment therefore. (i) In order for shares issued as a result of an increase of the fixed portion or the variable portion of the capital stock to be traded publicly, as approved by means of a resolution of the General Extraordinary Shareholders Meeting, such shares shall be deposited in the treasury of the Company and delivered upon subscription thereof in accordance with Article 53 (fifty three) of the Securities Market Law, it being possible to offer such shares for subscription and payment purposes by the Board of Directors in accordance with the powers granted to such board by the General Extraordinary Shareholders Meeting. Notwithstanding anything to the contrary contained in these bylaws or the Securities Market Law, the preemptive right referred to in Article 132 (one hundred thirty two) of the General Law of Business Corporations and this Clause shall not apply to any increases of the capital stock made through public offerings made in accordance with Article 53 (fifty three) of the Securities Market Law. (j) Increases in the capital stock may be made by capitalizing the profit reserves or surplus, by paying the corresponding amounts in cash or in kind, or by capitalizing any losses in stockholders’ equity. Concerning increases made by capitalization of reserves or surplus or any other entry of stockholders’ equity, all the holders of the then outstanding shares duly subscribed and paid-up shall be entitled to subscribe the new shares issued as a consequence of the capitalization pro-rata. (k) Concerning increases paid in cash or in kind, unless otherwise provided in item (i) above and in case of shares issued (i) as a result of a merger of the Company, (ii) in order to convert debentures convertible into shares of the Company or as a consequence of such conversion, and (iii) for trading own shares of the Company acquired pursuant to Clause Eight of these Bylaws, the holders of the then outstanding shares duly subscribed and paid-up shall have a preemptive right to subscribe the new shares issued or released, within a fifteen (15) calendar day period from the day following the date on which the corresponding notice is published in any two (2) of the following publications Reforma newspaper (business section), El Financiero newspaper, the Official Gazette of the Federal District, or the Official Gazette of the Federation, which are deemed the “official gazette” of the registered office of the Company by the shareholders, or from the date on which the General Extraordinary Shareholders meeting is held if all the shares representing the capital stock were represented thereat. The Company shall also provide notice directly to any shareholder or CPO holder who has requested such notices at the address provided by such shareholder for such purpose. Notwithstanding anything to the contrary contained in these Bylaws, other than the additional notice right contained in the immediately previous sentence, shareholders shall have only the minimum preemptive rights required pursuant to non-waivable provisions of Mexican law. (l) If any shares remain unsubscribed upon expiration of the period within which the shareholders were entitled to exercise their preemptive right referred to in item (k) above, such shares may be offered for subscription and payment purposes, subject to the conditions and within the periods established by the General Shareholders Meeting that approved the increase of the capital stock, or upon the terms established by the Board of Directors, as applicable, at a price which shall not be lower than the price at which such shares were offered to the shareholders of the Company for subscription and payment purposes. (m) The shareholders shall not have the preemptive right referred to in the aforementioned paragraphs in respect of (i) a merger of the Company with or into an affiliated or unaffiliated third party, (ii) the conversion of debentures or other debt instruments, (iii) a public offering of shares or other securities in accordance with Article 5 (fifty three) of the Securities Market Law, and (iv) the sale of shares acquired by the Company in accordance with Clause Eight of these Bylaws. (n) Except for any increases or reductions in the Company’s capital stock that result from the sale of shares acquired by the Company pursuant to Clause Eight of these Bylaws, any increase or reduction in the capital stock shall be registered in the capital variation book to be kept by the Company in accordance with Article 219 (two hundred nineteen) of the General Law of Business Corporations, by the Secretary of the Board of Directors.
Eight.- Limitations on the Acquisition of Shares and Acquisition of Own Shares. (a) Actions to prevent control acquisitions. (i) (1) Any person or legal entity or group of persons or entities, shareholders or group of shareholders, that intends to directly or indirectly acquire, through any legal means, in one or more transactions, whether consecutive or not, Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares or rights or participations in respect of shares, in all cases resulting in the ownership by such person or entity of capital stock of the Company representing a percentage equal to or higher than twenty percent (20%) of the total issued and outstanding capital stock of the Company, must obtain the prior written approval of the Board of Directors, in accordance with item (s) of Clause Twenty One of these Bylaws. (2) Such approval must be further obtained by any individual or legal entity that is a competitor of the Company and that intends to directly or indirectly acquire, whether individually or jointly, in one or more transactions and through any legal means, Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares or rights or participations in respect of shares, in all cases resulting in the ownership by such person or entity of capital stock of the Company representing a percentage equal to or higher than two percent (2%) of the total issued and outstanding capital stock of the Company. (3) The Board of Directors shall respond to any request made for the aforementioned purposes within a [ninety (90)-calendar-day period] from the date on which the written request is received by the Chairman of the Board of Directors, which request shall be addressed and delivered to the Chairman and the Secretary of the Board of Directors of the Company. In the event no response is given by the Board, the relevant request shall be deemed denied. (4) The Board of Directors may take a number of factors into account when deciding whether to approve any given proposed acquisition, including the existence of conflicts of interest, the feasibility of the offer, the offered price, the conditions to which the offer is subject, the proposed timing of the acquisition in light of the Company’s strategic plans and alternatives, the identity and honorability of the offerors (to the extent this may be determined and subject to no liability on the Directors), the financing sources of the offer and the closing date. If the approval of the Board of Directors is obtained, the person or group of persons that intend to directly or indirectly acquire, successively or simultaneously, title to Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares or rights or participations in respect of shares, in all cases representing the capital stock of the Company, by a percentage equal to or higher than the aforementioned percentages, shall be obliged to make for such acquisition, a simultaneous public offer to purchase [all] the shares or instruments, convertible into or exchangeable for shares representing the capital stock of the Company, unless the Board of Directors shall have expressly waived such requirement when granting the respective approval (waiver that shall be given in accordance with applicable law); provided that if the Board of Directors receives, after granting the corresponding approval but before completing the respective acquisition, a third-party offer reflected in a request to acquire shares or instruments, convertible into or exchangeable for shares, in all the cases representing the capital stock of the Company, with better terms for the shareholders or holders of instruments representing shares of the Company, as determined by the Board, the Board of Directors shall be entitled to (but shall not be required to) revoke the prior granted approval and authorize the new third-party transaction. In either case, the Board of Directors or its members shall not be subject to any liability for any such action or failure to act, from which they are released by the shareholders or the holders of instruments convertible into or exchangeable for shares of the Company, merely by acquiring shares or instruments representing shares, in all cases representing the capital stock of the Company. (5) Notwithstanding the above, regardless of the percentage held by the corresponding shareholder or the holder of instruments, the aforementioned approval shall not be required if the acquisition, sale or transfer of shares or instruments referred to or representing shares, in all cases representing the capital stock of the Company, is made through inheritance or transfer by and among Affiliates or as a distribution to equity holders of any shareholder or CPO holder. “Affiliate” of any person means any other person controlling, controlled by or under common control with such particular person, and “control” means the possession, directly or indirectly, of the power to direct the management, policies, assets or ownership of a person, whether through the ownership of voting securities, contract or otherwise. (6) If the requirements established in this item (a) (i) of this Clause are not fulfilled, the alleged holders or shareholders may not exercise the rights inherent to the Series A shares, CPOs or instruments in respect of which they shall have intended to acquire title (including economic rights), such shares or instruments shall not be taken into account when determining the attendance and voting quorums required in order to approve any resolution at Shareholders Meetings of the Company, the Company shall not register such alleged shareholders or holders in the Stock Ledger of the Company, and any registration made through a securities deposit institution in accordance with applicable laws shall have no effects whatsoever. Any person that acquires shares or other instruments in violation of the provisions of this item (a) (i) must sell the shares or instruments to an interested third party approved and designated by the Board of Directors as and when directed by the Board, regardless of whether such sale is at a loss or whether the offending holder or holders is desirous of such sale. (ii) Without prejudice to the provisions of item (i) above, any person or entity, group of persons or entities, shareholder or group of shareholders, that intends to directly or indirectly acquire, through any legal means, in one or more transactions, whether consecutive or not, Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares, in all cases representing the capital stock of the Company, by a percentage equal to or higher than thirty percent (30%) of the issued and outstanding capital stock of the Company, on or outside a stock exchange, must make such acquisition through a public offering in accordance with Articles 95, 96, 97, 98 and other applicable provisions of the Securities Market Law and regulations issued in connection therewith. (b) Acquisition of Shares by the Company. (i) The Company may acquire shares representing its own capital stock, without being subject to the prohibition established in the first paragraph of Article 134 (one hundred thirty four) of the General Law of Business Corporations, provided that the acquisition of the shares is made in conformity with Article 56 (fifty six) and other applicable provisions of the Securities Market Law, and any other administrative regulations issued in connection therewith. (ii) The General Ordinary Shareholders meeting shall expressly approve, for each fiscal year, the maximum amount to be utilized for acquiring shares of the Company, provided that in no case shall the funds utilized for such purpose exceed the total balance of the net profits of the Company, including profits not yet allocated. (iii) As long as the shares remain the property of the Company, they shall not be voted or represented at the General Shareholders Meetings; and no economic or corporate rights whatsoever shall be exercised. (iv) The shares of the Company or, as applicable, the unsubscribed shares kept at the treasury of the Company, may be traded among public investors, without being necessary to obtain a resolution of the General Shareholders Meeting or the Board of Directors with respect to the corresponding increase of the capital stock, in which case the preemptive right established in these Bylaws shall not apply. (v) In no event may the acquisitions and trading transactions exceed the percentages established in Article 54 (fifty four) of the Securities Market Law, violate the requirements established for the maintenance of the registration in the securities list of the stock exchange on which the trading is made, or exceed the limits established in item (b) (ii) of Clause Five of these Bylaws. (vi) The purchase and trading of shares referred to in this clause, the reports thereon to be submitted to the General Ordinary Shareholders Meeting, the disclosure standards for the financial information, and the manner and terms in which these transactions are disclosed to the Commission, to the corresponding stock exchange and to public investors, shall be subject to the general regulations issued by the Commission.
Nine.- Limited Voting Shares. In accordance with Article 54 (fifty four) of the Securities Market Law, the general shareholders meeting may approve the issuance of limited voting shares, or non-voting shares, up to the maximum extent permitted under the Securities Market Law, Foreign Investment Law; and any other applicable laws and regulations.
Ten.- Share Certificates.(a) The shares shall be represented by share certificates that must fulfill the requirements established in Article 125 (one hundred twenty five) of the General Law of Business Corporations and identify the series thereof. Share certificates may cover one or more shares, shall be numbered progressively and must bear the signature of two (2) members of the Board of Directors (one of which must be an independent director), whether in original or facsimile, in which case the original bearing the original signature shall be kept at the Public Registry of Commerce. (b) If any share certificates are stolen, destroyed or lost, the owner thereof may request the issuance of a new share certificate, subject to the provisions of the Credit Transactions and Negotiable Instruments Act. Any expenses arising out of the issuance of the new share certificate shall be borne by the interested party. (c) Share certificates shall contain a summary of the applicable provisions of these Bylaws. (d) Shares may be covered by one or more global share certificates kept in deposit at a securities deposit institution that holds a concession in accordance with the Securities Market Law. Concerning either share certificates deposited at a securities deposit institution or securities deposit institutions that receive directly from the Company securities arising from the exercise of economic rights on behalf of the depositors thereof, the Company may, with the prior approval of the securities deposit institution, deliver to it multiple share certificates or one single share certificate covering the shares subject matter of the issue and the deposit, in which case the institution shall make the necessary entries to determine the rights of the respective depositors. In such case, the share certificates representing the same shall be issued with the requirement that the same are deposited at the respective securities deposit institution, without being necessary to mention the name, address or nationality of the holder in the document.
Eleven.- Stock Ledger. (a) The Company shall keep a Stock Ledger in accordance with Article 128 (one hundred twenty eight) of the General Law of Business Corporations, whether directly or in accordance with Article 290 (two hundred ninety) and other applicable provisions of the Securities Market Law, which Stock Ledger may be the responsibility of the Secretary of the Board of Directors of the Company, a securities deposit institution or a credit institution. (b) The Company shall recognize, as legitimate holder of the shares, to such persons registered as such in the ledger referred to in the preceding paragraph. Upon request of any holder of shares or equity securities or of any party in interest and after making the corresponding verifications, the Company shall register in the aforementioned Stock Ledger any transfers and conversions of shares made, all in accordance with Clause Five of these Bylaws. The ledger shall remain closed from the day immediately preceding the date on which a Shareholders Meeting is to be held to the day following such meeting date. During such period no registration whatsoever shall be made therein.
Twelve.- Cancellation of Registration with the National Securities Registry. In case of a cancellation of the registration of the shares representing the capital of the Company, or of certificates representing thereof, in the National Securities Registry, whether upon request of the Company (with a prior resolution of the General Extraordinary Shareholders Meeting adopted by the affirmative vote of the holders of shares or certificates representing thereof, whether voting shares, limited voting shares or non-voting shares, that represent ninety five percent (95%) of the capital stock of the Company), or in conformity with an order of the Commission, the Company shall make, prior to such cancellation, a public offer to purchase, within a 180-day period from the request of the Company or the order of the Commission, as applicable, in accordance with Articles 96, 97, 98 (Paragraphs I and II), 101 (first paragraph) and 108 of the Securities Market Law, addressed exclusively to the shareholders that do not form part of the control group of the Company. The shareholders that do form part of the control group (as defined in the Securities Market Law) shall be liable to the Company, for the fulfillment of this Clause regarding a cancellation order of the Commission. In order to meet the requirements set forth in Article 108 (one hundred eight) of the Securities Market Law, the Board of Directors of the Company shall prepare and disclose to public investors, within a ten (10)-business-day period from the start of the public offer to purchase, after hearing the Corporate Governance Committee, an opinion on the purchase price of the public offering and the conflicts of interest that each of the members of the Board of Directors may have in respect of the offering, if any. Such opinion shall be accompanied with another opinion of an independent expert. The members of the Board of Directors and the Chief Executive Officer of the Company shall further disclose to the public investors, in addition to the aforementioned opinion, the decision to be made by them in connection with the shares or securities referring to shares owned by them.
Thirteen.- Composition of the Board of Directors. (a) The management of the Company shall be the responsibility of the Board of Directors and a Chief Executive Officer, within the scope of their respective duties. (b) The Board of Directors shall be comprised of no less than five (5) and not more than twenty one (21) directors, provided that: (i) no less than twenty five percent (25%) of such directors shall be independent directors, as defined in the Securities Market Law and the Mexican and foreign securities regulations that the Company must comply with, (ii) a majority of the directors must be Mexican citizens, and (iii) the Chairman of the Board of Directors must be a Mexican citizen. The right to qualify the independence of its directors resides in the General Shareholders’ Meeting in its sole discretion. Notwithstanding the foregoing, when there are factors that prove the lack of independence, the Commission, within thirty (30) business days from notice of the Company of the appointment of the independence directors, may challenge the independence qualification made by the General Shareholders’ Meeting, granting the Company and the director whose independence it is challenging the right to a prior hearing. (c) The General Ordinary Shareholders Meeting or the Board of Directors shall be entitled to designate the Chairman of the Board of Directors from among the members thereof. The Vice-Chairman of the Board of Directors, if any, shall act in the temporary absence of the Chairman thereof[, subject to the modalities it deem adequate for the better performance of the Board of Directors. (d) The Board of Directors shall hold a meeting upon resignation or permanent absence of the Chairman. The meeting shall be convened and chaired by the director that acts in the temporary absence of the Chairman, so that a new Chairman of the Board of Directors may be designated from among the members thereof. (e) The Secretary of the Board of Directors and the assistant secretary shall be designated by the Board of Directors. Members of the Board are not eligible for the position of Secretary or assistant secretary. (f) The Company shall pay the reasonable, documented out-of-pocket expenses (including reasonable travel and lodging) incurred by each member (and each alternate member) of the Board in connection with attending each meeting of the Board, or any Committee attended by such member (and alternate) and other expenses reasonably incurred in connection with the discharge of such members’ duties as a member of the Board or any Committee.
Fourteen.- Appointment of Directors. (a) The members of the Board of Directors shall be appointed or ratified, as the case may be, at the General Ordinary Shareholders Meeting held in order to approve the report referred to in Article 172 of the General Law of Business Corporations. (b) The members of the Board of Directors shall hold office during the period for which they were designated, except for the following events: (i) if the director dies or becomes incapable, (ii) if the director resigns, (iii) if an impediment occurs in accordance with applicable laws, or (iv) if a resolution removing such director is adopted by the affirmative vote of fifty one percent (51%) of the outstanding shares gathered at a General Ordinary Shareholders Meeting, leaving harmless the minority right referred to in the following Clause Fifteenth. (c) The directors shall continue holding office for a period of up to thirty (30) calendar days, after expiration of the period for which they were designated or upon resignation, if no substitute is designated or if the designated substitute fails to assume office, without being subject to Article 154 of the General Law of Business Corporations. (d) In any of the events referred to in paragraphs (i) to (iii) of item (b) above, the office of the director shall be held by an individual designated by the Board of Directors as interim director until a General Ordinary Shareholders Meeting is convened to ratify the interim director or designate the new director to hold such office until the expiration of the term of office of such director. (e) If the interim director is subject to any of the events referred to in paragraphs (i) to (iii) of item (b) above, the Board of Directors shall designate a substitute interim director, who shall hold office until the next General Ordinary Shareholders Meeting is convened in order to ratify or designate the new director who shall hold office until expiration of the term of office of the director that no longer forms part of the Board of Directors. (f) The General Ordinary Shareholders Meeting shall ensure that any designation of the members of the Board of Directors upon the terms of this clause does not prevent any shareholder or group of shareholder from exercising the right referred to in Clause Fifteen of these Bylaws. In any case, the designation and removal of the minority directors shall not be subject to the rules established in item (b) of this clause in respect of the rest of the directors. (g) The provisions of Articles 24 and 26 of the Securities Market Law must be at all times complied with in designating the directors.
Fifteen.- Minority Rights for Designating Directors. (a) At any General Ordinary Shareholders Meeting convened in order to discuss the designation of directors, the minority shareholders that hold voting shares, including limited voting rights, representing no less than ten percent (10%) of the capital stock in one or more series or classes of shares shall be entitled to designate one director. Any shareholders that exercise this right may not participate in the designation of the remaining directors. Notwithstanding the foregoing, as long as no Regulatory Amendments is enacted, the foreign holders of CPOs may only exercise this right through the Trustee and upon the terms set forth in the Neutral Investment Trust, provided that a majority of the directors of the Company shall have been designated by Mexican nationals. (b) Designations of directors made by minority shareholders may not be revoked other than by the minority shareholder that so designated, unless the designations of the rest of the directors are also revoked. In such case, the directors being substituted may not be designated directors within a twelve (12) month period from the date on which the revocation occurs.
Thirty Eight.- Notices of Meeting.(a) Notice of General Ordinary or Extraordinary Meetings. The General Ordinary and Extraordinary Shareholders Meetings shall be held in accordance with the provisions of the General Law of Business Corporations and these Bylaws, provided that the respective notices of meeting shall be published (setting forth the time, date, place and agenda of the meeting) in any two (2) of the following publications: Reforma newspaper (business section), El Financiero newspaper, the Official Gazette of the Federal District, the Official Gazette of the Federation or one of the newspapers with the widest circulation in the place in which the registered office of the Company is located, no less than fifteen (15) calendar days before the date of the meeting, upon release of the first notice of meeting. The Company shall also provide such notice directly to any shareholder who has requested such notices at the address provided by such shareholder for such purpose. If the General Shareholders Meeting, whether Ordinary or Extraordinary, cannot be held on the date set for the meeting, a second notice of meeting shall be released explaining such circumstance and setting a new date no less than five (5) calendar days after the date originally set by means of the first notice of meeting. The Company shall also provide such notice directly to any shareholder who has requested such notices at the address provided by such shareholder for such purpose. Meetings may also be held without publishing a notice of meeting if all the shares are present at the time of voting. As of the date on which the first notice of meeting is published, any information and documents related to each of the items of the Agenda shall be made immediately available to the shareholders, at no charge. (b) Minority Rights to Convene General Shareholders Meetings. The holders of voting shares, including limited voting shares, that represent ten percent (10%) of the capital stock of the Company, whether individually or in the aggregate, shall be entitled to request the Board of Directors or the chairmen of the audit and corporate governance committees to convene, at any time, a General Shareholders Meeting, without applying in that regard the percentage referred to in Article 184 of the General Law of Business Corporations. (c) Special Meetings. Special Meetings shall be subject to the same requirements established in respect of General Extraordinary Shareholders Meetings. (d) Quorum and Resolutions by Ordinary Shareholders’ Meetings. The General Ordinary Shareholders Meeting shall be legally convened by virtue of a first call, if the attending shareholders represent at least fifty percent (50%) of the outstanding voting shares of the Company, and its resolutions shall be valid when adopted by the vote of the majority of the voting shares that are present. In the event of a second call or subsequent call, the Ordinary Shareholders’ Meeting shall be legally convened with any number of common shares represented by the attending Shareholders and its resolutions shall be valid when adopted by the vote of the majority of the voting shares that are present. (e) Quorum and Resolutions by Extraordinary Shareholders’ Meetings. General Extraordinary Shareholders Meeting shall be legally installed by virtue of first call, if the attending shareholders represent at least seventy five percent (75%) of the outstanding voting shares of the Company, and its resolutions shall be valid when adopted by the vote of the more than half of the outstanding voting shares of the Company, except for case provided for in Clause Twelve hereof, in which case the affirmative vote of ninety five percent (95%) of the shares representing the subscribed and paid-up capital of the Company is required. In the event of a second call or subsequent call, the Extraordinary Shareholders’ Meeting shall be legally installed if at least fifty one percent (51%) of the outstanding voting shares are present, and its resolutions shall be valid when adopted by the vote of the more than half of the outstanding voting shares of the Company.
Forty.- General Ordinary Shareholders Meetings. (a) The General Ordinary Shareholders Meetings shall be held on such date set by the Board of Directors, provided that in any case they shall be held at least once a year within the first four (4) months following the closing of each fiscal year. (b) The General Ordinary Shareholders Meetings entitled to discuss the following matters: (i) Discuss and approve, as the case may be, the matters referred to in Article 181 of the General Law of Business Corporations, including the report on the consolidated and non-consolidated financial statements of the Company referred to in Article 172 of the General Law of Business Corporations for the immediately preceding fiscal year of the Company, whenever the Company owns fifty percent (50%) or more of the capital or other companies, or is entitled to control them, through any other means, provided that such investment is equal to or higher than twenty percent (20%) of the stockholders’ equity of the Company. (ii) Designate and remove the chairmen of the committees in charge of performing the audit and corporate governance duties. (iii) Evaluate the independence of the members of the Board of Directors proposed as independent directors, and establish, at its discretion, the additional requirements to conclude that a director is independent, in addition to those requirements established in the

Securities Market Law. (iv) Approve any transactions that the Company or the legal entities controlled by it propose to carry out during the fiscal year, in an amount equal to or higher than twenty percent (20%) of the consolidated assets of the Company, based on the figures corresponding to the closing of the quarter that immediately precedes the date on which the transaction is to be carried out, simultaneously with or subsequently to, or in any other manner that may be considered one and the same transaction because of its characteristics. (v) Approve, upon proposal of the Board of Directors, the obtaining of directors and officers liability insurance for the members of its Board of Directors, the Chief Executive Officer and the officers. The approval shall include the obligation to pay any remaining indemnity not paid by the corresponding insurance, out of the results of the Company. (vi) Approve the reports of the Audit and Corporate Governance Committees referred to in Article 43 of the Securities Market Law. (vii) Approve the reports prepared by the Chief Executive Officer in accordance with Article 44-XI of the Securities Market Law, enclosing the report of the outside auditor. (viii) Approve the opinion of the Board of Directors on the content of the report of the Chief Executive Officer referred to in the preceding paragraph. (ix) Approve the report on the transactions carried out, and the activities conducted, by the Board of Directors it in accordance with the Securities Market Law, that shall have been presented to it by the Board of Directors in accordance with Article 28-IV-e) of the Securities Market Law. (x) Designate the maximum amount of financial resources that may be used for the repurchase of its shares; and (xi) Any other matter not expressly reserved for the Extraordinary or Special Shareholders Meetings. (c) General Ordinary Shareholders Meetings must meet the quorum requirements established in these Bylaws.
Forty One.- General Extraordinary Shareholders Meetings. (a) The General Extraordinary Shareholders Meetings shall be held in order to discuss any of the matters referred to in Article 182 (one hundred and eighty two) of the General Law of Business Corporations and any other matter that calls for a supermajority vote of the shareholders in accordance with applicable laws and these Bylaws, including: i. amortization of shares issued by the Company with distributable profits, as well as the issuance of beneficial shares (acciones de goce), limited voting, preferred or any other kind of shares different from common shares; ii. cancellation of registration of shares of the Company or any security representing such shares in the National Securities Registry; iii. capital increases in terms of Article 53 (fifty three) of the Securities Market Law; iv. any other matter that require a special quorum under applicable legal requirements or these Bylaws. (b) General Extraordinary Shareholders Meetings shall fulfill the quorum requirements established in these Bylaws.
Forty Two.- Minority Rights. (a) The holders of voting shares, including limited voting shares or non-voting shares, that represent five percent (5%) or more of the capital stock of the Company, whether individually or in the aggregate, shall be entitled to bring liability actions against the directors. Liability arising out of any acts of the directors shall be exclusively in favor of the Company. (b) The holders of voting shares, including limited voting shares, that represent at least ten percent (10%) or more of the shares representing the capital stock at a Meeting may present a motion to adjourn the meeting for three (3) calendar days and without requiring a new notice of meeting, in order to vote in respect of certain matter in respect of which they consider that not enough information has been provided, in which case the percentage referred to in Article 199 of the General Law of Business Corporations shall not apply. (c) The holders of voting shares, including limited voting shares, that represent at least twenty percent (20%) of the capital stock may judicially contest the resolutions adopted by the General Meetings in connection with matters in respect of which they are entitled to vote, in which case the percentage referred to in Article 201 of the General Law of Business Corporations shall not apply.
Forty Three.- Attendance at Shareholders Meetings. (a) Any Shareholders registered in the Company’s stock ledger as registered holders of one (1) or more shares shall be admitted at the Shareholders Meetings. In order to be entitled to attend the meeting, the shareholders registered in the Company’s stock ledger shall deposit their shares with a Mexican institution authorized to receive securities in deposit or leave them with the Secretary of the Board of Directors for custody purposes at the offices located in the registered office of the Company or any credit institution in Mexico or abroad. They shall further prove, in form satisfactory to the Secretary of the Board of Directors, or any assignee thereof, that the corresponding shareholder or, as applicable, the beneficiary of the stock exchange brokerage agreement, or analogue instrument, fulfills the requirements established in these Bylaws (including the nationality of the holder) or that they are credit institutions acting as trustees under trusts created by the Company for the benefit of its employees or the employees of its subsidiaries or for non-profit purposes and credit institutions that act as trustees under neutral investment trusts created by the Company to which shares of the Company shall have been transferred as underlying asset to issue securities in Mexico or abroad. If the above cannot be proven in accordance with this Clause, the respective person shall not be entitled to participate in the Meeting, and therefore, shall not exercise the corporate rights vested by the Shares, in which case the corresponding provisions of these Bylaws shall apply. (b) The deposit to the Company for custody purposes must be made, and the fulfillment of the requirements regarding nationality matters referred to in the preceding paragraphs must be evidenced, no later than the day immediately preceding the date of the Meeting. An admission card shall be issued against deposit of the shares, showing the number and class of shares covered by it, the name of the shareholder and the number of votes corresponding to it at the Meeting. If the deposit is made at a credit institution, the respective certificate shall be submitted to the Company no later than the day preceding the date of the Meeting, in which case the admission card shall be delivered. The shares and certificates shall be returned after the holding of the Meeting, against delivery of the corresponding back-up document prior delivered. (c) Furthermore, any persons attending the Meetings of the Company on behalf of the shareholders may evidence their capacity by means of a proxy letter. Such proxy letter must have been in a form prepared by the Company. Proxy letters prepared by the Company must: (i) Identify the corporate name of the Company and the respective agenda. (ii) Contain space for the instructions given by the grantor for executing the proxy letter. (iii) Contain a statement confirming that none of the events referred to in Clause Eight, paragraph (a), of these Bylaws has occurred. (iv) Fulfill any other requirement or information, as established by the Board of Directors. (d) Any false or missing information of the proxy letter shall result in the annulment of the votes cast by the respective shareholder. (e) At least fifteen (15) calendar days prior to holding a Shareholders’ Meeting, the Company shall maintain available to the stock market brokers that prove to represent the shareholders of the Company, any proxy materials provided by the Company in terms of paragraph III of Article 49 (forty nine) of the Securities Market Law. The Secretary of the Board shall examine the compliance of this disposition and shall inform the same to the Shareholders’ Meeting making the corresponding notations in the minutes of the Shareholders’ Meeting. (f) The Company shall make available to the stock exchange brokers legitimately representing shareholders of the Company, at the offices of the Company, the information and documentation related to each of the matters contained in the agenda of the corresponding Shareholders Meeting, at no charge, no less than fifteen (15) calendar days before the date of the meeting. (g) The Secretary of the Board of Directors of the Company shall confirm the fulfillment of the requirements established in the preceding paragraphs and inform the same to the Meeting, all of which shall be evidenced in the respective minutes.
Forty Six.- Financial Statements. (a) An audited balance sheet and an audited income statement shall be prepared at the end of each fiscal year, setting forth all the data necessary to verify the financial situation of the Company as at the date on which the fiscal year ended. (b) The balance sheet and the documents referred to in Article 172 of the General Law of Business Corporations shall be completed within the four (4) months following the closing of each fiscal year, and be made available to the shareholders within the periods established in Article 173 of the General Law of Business Corporations and in accordance with these Bylaws, without requiring the publication thereof in the Official Gazette of the Federation, as provided for in Article 104 of the Securities Market Law.
Forty Seven.- Profit Allocation. After making the respective allocations of the necessary amounts for paying accrued taxes, creating or restoring the legal reserve (until the same is equal to one fifth of the capital stock), the remaining amounts, if any, shall be allocated for creating a reserve for repurchasing the shares or any other reserves, as required or ordered by the General Ordinary Shareholders Meeting.
Clause One Transitory. The term of these Bylaws shall be conditioned to: (i) the express approval thereof by the Commission, and (ii) the registration of the CPOs in the National Securities Registry kept by the Commission.
***

Five.- Nationality and Foreign Shareholders. (a) Nationality.- The Company is a Mexican legal entity. (b) Foreign Shareholders.- (i) The current and future foreign Shareholders irrevocably agree with the Ministry of Foreign Affairs to be treated as Mexican nationals (i.e., such foreign Shareholders shall have no additional rights as Shareholders based solely on their citizenship or country of domicile) with respect to (i) their Shares and (ii) the Company’s properties, rights, governmental concessions (including any rights and obligations derived from the agreements entered into by the Company with the Mexican authorities), securities and interests. No current and future foreign Shareholders shall request intervention by any sovereign government into the business or affairs of the Company, under penalty of forfeiture of such Shareholder’s Shares to the benefit of the Mexican nation if such Shareholder violates this undertaking. The undertaking set forth in this section 5(b)(i) shall be enforceable by the Ministry of Foreign Affairs. (ii) Shareholders may be Mexican nationals or of any foreign nationality; provided, however, that the capital stock of the Company held by non-Mexican Shareholders shall not exceed the maximum foreign investment percentage permitted under the Foreign Investment Law, as the same may be amended, modified or repealed from time to time. Foreign national governments shall not own shares or CPOs. No entry shall be made in the Stock Ledger of the Company by the Secretary of the Board of Directors of the Company in respect of transfers of shares made in violation of the above. Six.- Composition of the Capital Stock, Shares and Voting Rules. (a) The capital stock of the Company is divided into 2 (two) categories: fixed and variable. The fixed portion cannot be withdrawn and amounts to [fifty four million seven hundred and fifty three thousand three hundred and two 00/100 pesos ($54,753,302.00)], represented by one million five hundred and twenty eight thousand eight hundred and twenty seven (1,528,827) common and registered Series A-Class I shares with no par value, fully subscribed and paid up. (b) The variable portion of the capital stock is unlimited and represented by common and registered Series A-Class II shares with no par value. (c) Subject to the provisions of Clause Nine of these Bylaws and the paragraphs below, all the Series A shares shall be common voting shares, vesting equal rights and obligations in the holders thereof. (d) Notwithstanding any other contrary provision contained in these Bylaws and subject to the applicable limitations on shareholding rights of foreigners set forth in the Foreign Investment Law (as amended, modified or repealed) and Article 12 (twelve) of the Federal Telecommunications Law, the Series A shares may be freely subscribed; provided, however, that, as provided for in the authorization issued by the federal government through the Ministry of Economic Affairs, up to ninety five percent (95%) of the Series A shares may be subscribed by, acquired by, transferred to, and owned by, a bank acting as trustee (the “Trustee”) under a neutral investment trust (the “Neutral Investment Trust”), in accordance with Article 19 (nineteen) of the Foreign Investment Law and other applicable provisions, in which case, Trustee shall issue non-redeemable ordinary certificates of participation (the “CPOs”) under such Neutral Investment Trust, which may be freely subscribed, acquired and owned by Mexican or foreign investors; provided that such CPOs may vest in the holders thereof certain voting rights regarding the underlying Series A shares of the Neutral Investment Trust. (e) Series A shares not represented by CPOs shall always represent not less than five percent (5%) of the issued and outstanding shares of the capital stock of the Company and shall be subscribed and paid-up by Mexican investors. No entry shall be made in the corporate books of the Company by the Secretary of the Board of Directors of the Company in respect of transfers of shares made in violation of this item (e), provided that any such transfer shall be null and void. (f) Mexican investors shall at all times control no less than fifty one percent (51%) of the voting shares representing the capital stock of the Company, either by holding Series A shares directly or through CPOs. Consequently, Mexican investors shall always have the actual control of the Company. The Company Secretary shall have the authority to demand evidence of Mexican national status when determining whether any holder of shares is eligible to vote. (g) Unless otherwise provided for, and upon satisfaction of the requirements set forth, in Articles 57 (fifty seven), 366 (three hundred sixty six) and 367 (three hundred sixty seven) of the Securities Market Law (in which case the limit referred to in Clause Five, item (b) (ii), of these Bylaws shall apply), the shares representing the capital of the Company, or negotiable instruments representing such shares (acquisitions made through mutual funds excepted), may not be directly or indirectly acquired by any legal entities in respect of which the Company has the power to (i) directly or indirectly impose decisions at the General Shareholders Meetings thereof, or designate and remove most of the Directors, administrators or equivalent officers thereof, (ii) hold rights enabling it to directly or indirectly cast votes in respect of more than fifty percent (50%) of the capital stock thereof, or (iii) directly or indirectly direct the management, strategy or main policies thereof, either by holding securities, by means of an agreement or contract or through any other means. (h) As permitted by the Foreign Investment Law, any Series A shares represented by CPOs, whether or not held by foreign nationals, shall not be deemed shares held by foreign investors within the meaning of the Foreign Investment Law. (i) As established in the concession granted by the Federal Government, acting through the Ministry of Communications and Transportation (the “Ministry of Communications”) in favor of the Company to install, operate and exploit public telecommunications networks, if one person intends to transfer, subscribe or in general acquire Series A shares that represent ten percent (10%) or more of the outstanding capital stock of the Company (or any other higher or lower percentage established by the then valid and effective applicable Mexican laws, if any), then: (i) Such Person shall give a written notice informing its intention to the Company (and the Company in turn shall inform the same to the Board of Directors and the Ministry of Communications), provided that said written notice shall include the necessary information to identify the person than intends to acquire the Series A shares (the “Acquirer”). (ii) The transfer, subscription or in general acquisition of Series A shares shall be conditioned to the provision to the Ministry of Communications by the Acquirer of any information that said Ministry of Communications may require in order to evaluate the Acquirer in accordance with applicable laws. If the Acquirer is a legal entity, it shall identify the persons that directly or indirectly hold ten percent (10%) or more of the capital stock of such legal entity (or any other higher or lower percentage established by the then valid and effective applicable Mexican laws, if any). (iii) It the transfer, subscription or acquisition of Series A shares is not declined by the Ministry of Communications within a period of ninety (90) calendar days from the giving of such notice, the transfer, subscription or acquisition shall be deemed approved by the Ministry of Communications. (iv) None of such transfers, subscriptions or acquisitions shall be registered in the Stock Ledger of the Company, unless if approved or not declined by the Ministry of Communications, without prejudice to any other authorizations required from other authorities in accordance with applicable laws. (v) No authorization shall be required from the Ministry of Communications in respect of any transfers, subscriptions or acquisitions of CPOs or other instruments issued by the Company, if any, that are deemed neutral investments in accordance with applicable laws. (vi) To the extent required by law, the main provisions of this item (i) (or a summary thereof) shall be reflected in the provisional or final stock certificates issued by the Company. (j) If at any time either the Foreign Investment Law or the Federal Telecommunications Law is amended to allow one (1) or more foreign legal entities or individuals to hold and/or control the Company, then the limitations on the shareholding of the capital stock by foreigners referred to in these Bylaws shall automatically become ineffective as of the date on which such amendment (the “Regulatory Amendments”) comes into effect. In such event, the Company shall take any and all actions necessary or desirable to terminate the Neutral Investment Trust and permit an allocation of the underlying Series A shares of the CPOs among the holders thereof. Such actions shall include but not be limited to: (i) those actions necessary to allow foreigners to hold shares or certificates representing the capital stock of the Company in an unlimited manner and give effect to the Regulatory Amendments; (ii) the preparation and distribution of the corresponding materials and forms of powers of attorney and information, if necessary, to enable the shareholders of the Company and holders of CPOs to approve, upon the terms of these Bylaws and the Neutral Investment Trust, the termination of such Neutral Investment Trust and any necessary or advisable amendment to these Bylaws. (iii) the termination of the Neutral Investment Trust and the allocation of the underlying Series A shares of the CPOs to be delivered directly to the holders thereof (including the giving, filing or obtaining, as applicable, of any notice, application, permit, approval, or authorization related to such termination and allocation); (iv) the exchange of CPO certificates for stock certificates representing the Series A shares of the Company; (v) the registration of the Series A shares with the National Securities Registry kept by the National Banking and Securities Commission (the “Commission”) and the US Securities and Exchange Commission, if necessary, upon termination of the Neutral Investment Trust and completion of the allocation of the underlying Series A shares of the CPOs among the holders thereof; and (vi) the listing of the Series A shares for trading purposes at the Mexican Stock Exchange or any other required domestic or international stock exchange on or at which the CPOs are then traded. Eight.- Limitations on the Acquisition of Shares and Acquisition of Own Shares. (a) Actions to prevent control acquisitions. (i) (1) Any person or legal entity or group of persons or entities, shareholders or group of shareholders, that intends to directly or indirectly acquire, through any legal means, in one or more transactions, whether consecutive or not, Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares or rights or participations in respect of shares, in all cases resulting in the ownership by such person or entity of capital stock of the Company representing a percentage equal to or higher than twenty percent (20%) of the total issued and outstanding capital stock of the Company, must obtain the prior written approval of the Board of Directors, in accordance with item (s) of Clause Twenty One of these Bylaws. (2) Such approval must be further obtained by any individual or legal entity that is a competitor of the Company and that intends to directly or indirectly acquire, whether individually or jointly, in one or more transactions and through any legal means, Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares or rights or participations in respect of shares, in all cases resulting in the ownership by such person or entity of capital stock of the Company representing a percentage equal to or higher than two percent (2%) of the total issued and outstanding capital stock of the Company. (3) The Board of Directors shall respond to any request made for the aforementioned purposes within a [ninety (90)-calendar-day period] from the date on which the written request is received by the Chairman of the Board of Directors, which request shall be addressed and delivered to the Chairman and the Secretary of the Board of Directors of the Company. In the event no response is given by the Board, the relevant request shall be deemed denied. (4) The Board of Directors may take a number of factors into account when deciding whether to approve any given proposed acquisition, including the existence of conflicts of interest, the feasibility of the offer, the offered price, the conditions to which the offer is subject, the proposed timing of the acquisition in light of the Company’s strategic plans and alternatives, the identity and honorability of the offerors (to the extent this may be determined and subject to no liability on the Directors), the financing sources of the offer and the closing date. If the approval of the Board of Directors is obtained, the person or group of persons that intend to directly or indirectly acquire, successively or simultaneously, title to Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares or rights or participations in respect of shares, in all cases representing the capital stock of the Company, by a percentage equal to or higher than the aforementioned percentages, shall be obliged to make for such acquisition, a simultaneous public offer to purchase [all] the shares or instruments, convertible into or exchangeable for shares representing the capital stock of the Company, unless the Board of Directors shall have expressly waived such requirement when granting the respective approval (waiver that shall be given in accordance with applicable law); provided that if the Board of Directors receives, after granting the corresponding approval but before completing the respective acquisition, a third-party offer reflected in a request to acquire shares or instruments, convertible into or exchangeable for shares, in all the cases representing the capital stock of the Company, with better terms for the shareholders or holders of instruments representing shares of the Company, as determined by the Board, the Board of Directors shall be entitled to (but shall not be required to) revoke the prior granted approval and authorize the new third-party transaction. In either case, the Board of Directors or its members shall not be subject to any liability for any such action or failure to act, from which they are released by the shareholders or the holders of instruments convertible into or exchangeable for shares of the Company, merely by acquiring shares or instruments representing shares, in all cases representing the capital stock of the Company. (5) Notwithstanding the above, regardless of the percentage held by the corresponding shareholder or the holder of instruments, the aforementioned approval shall not be required if the acquisition, sale or transfer of shares or instruments referred to or representing, in all cases representing the capital stock of the Company, is made through inheritance or transfer by and among Affiliates or as a distribution to equity holders of any shareholder or CPO holder. “Affiliate” of any person means any other person controlling, controlled by or under common control with such particular person, and “control” means the possession, directly or indirectly, of the power to direct the management, policies, assets or ownership of a person, whether through the ownership of voting securities, contract or otherwise. (6) If the requirements established in this item (a) (i) of this Clause are not fulfilled, the alleged holders or shareholders may not exercise the rights inherent to the Series A shares, CPOs or instruments in respect of which they shall have intended to acquire title (including economic rights), such shares or instruments shall not be taken into account when determining the attendance and voting quorums required in order to approve any resolution at Shareholders Meetings of the Company, the Company shall not register such alleged shareholders or holders in the Stock Ledger of the Company, and any registration made through a securities deposit institution in accordance with applicable laws shall have no effects whatsoever. Any person that acquires shares or other instruments in violation of the provisions of this item (a) (i) must sell the shares or instruments to an interested third party approved and designated by the Board of Directors as and when directed by the Board, regardless of whether such sale is at a loss or whether the offending holder or holders is desirous of such sale. (ii) Without prejudice to the provisions of item (i) above, any person or entity, group of persons or entities, shareholder or group of shareholders, that intends to directly or indirectly acquire, through any legal means, in one or more transactions, whether consecutive or not, Series A shares, CPOs, instruments referred to or representing shares, instruments convertible into or exchangeable for shares, in all cases representing the capital stock of the Company, by a percentage equal to or higher than thirty percent (30%) of the issued and outstanding capital stock of the Company, on or outside a stock exchange, must make such acquisition through a public offering in accordance with Articles 95, 96, 97, 98 and other applicable provisions of the Securities Market Law and regulations issued in connection therewith. (b) Acquisition of Shares by the Company. (i) The Company may acquire shares representing its own capital stock, without being subject to the prohibition established in the first paragraph of Article 134 (one hundred thirty four) of the General Law of Business Corporations, provided that the acquisition of the shares is made in conformity with Article 56 (fifty six) and other applicable provisions of the Securities Market Law, and any other administrative regulations issued in connection therewith. (ii) The General Ordinary Shareholders meeting shall expressly approve, for each fiscal year, the maximum amount to be utilized for acquiring shares of the Company, provided that in no case shall the funds utilized for such purpose exceed the total balance of the net profits of the Company, including profits not yet allocated. (iii) As long as the shares remain the property of the Company, they shall not be voted or represented at the General Shareholders Meetings; and no economic or corporate rights whatsoever shall be exercised. (iv) The shares of the Company or, as applicable, the unsubscribed shares kept at the treasury of the Company, may be traded among public investors, without being necessary to obtain a resolution of the General Shareholders Meeting or the Board of Directors with respect to the corresponding increase of the capital stock, in which case the preemptive right established in these Bylaws shall not apply. (v) In no event may the acquisitions and trading transactions exceed the percentages established in Article 54 (fifty four) of the Securities Market Law, violate the requirements established for the maintenance of the registration in the securities list of the stock exchange on which the trading is made, or exceed the limits established in item (b) (ii) of Clause Five of these Bylaws. (vi) The purchase and trading of shares referred to in this clause, the reports thereon to be submitted to the General Ordinary Shareholders Meeting, the disclosure standards for the financial information, and the manner and terms in which these transactions are disclosed to the Commission, to the corresponding stock exchange and to public investors, shall be subject to the general regulations issued by the Commission. Nine.- Limited Voting Shares. In accordance with Article 54 (fifty four) of the Securities Market Law, the general shareholders meeting may approve the issuance of limited voting shares, or non-voting shares, up to the maximum extent permitted under the Securities Market Law, Foreign Investment Law; and any other applicable laws and regulations. Fifteen.- Minority Rights for Designating Directors. (a) At any General Ordinary Shareholders Meeting convened in order to discuss the designation of directors, the minority shareholders that hold voting shares, including limited voting rights, representing no less than ten percent (10%) of the capital stock in one or more series or classes of shares shall be entitled to designate one director. Any shareholders that exercise this right may not participate in the designation of the remaining directors. Notwithstanding the foregoing, as long as no Regulatory Amendments is enacted, the foreign holders of CPOs may only exercise this right through the Trustee and upon the terms set forth in the Neutral Investment Trust, provided that a majority of the directors of the Company shall have been designated by Mexican nationals. (b) Designations of directors made by minority shareholders may not be revoked other than by the minority shareholder that so designated, unless the designations of the rest of the directors are also revoked. In such case, the directors being substituted may not be designated directors within a twelve (12) month period from the date on which the revocation occurs.